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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Liberty Media Corporation:

        We consent to the use of our report, which appears on Form 10-K, dated February 28, 2011, with respect to the consolidated balance sheets of Liberty Media Corporation and subsidiaries (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, comprehensive earnings, cash flows, and equity for each of the years in the three-year period ended December 31, 2010, and our report, dated February 28, 2011, with respect to the effectiveness of internal control over financial reporting as of December 31, 2010, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

        Our report on the consolidated financial statements of Liberty Media Corporation refers to the Company's adoption, effective January 1, 2009, of Statement of Financial Accounting Standards (SFAS) No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (included in FASB ASC Topic 810, Consolidation).

                      /s/ KPMG LLP

Denver, Colorado
March 15, 2011

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Consent of Independent Registered Public Accounting Firm